Exhibit 99.1

Hungarian Telephone and Cable Corp.

1201 Third Avenue Bocskai ut 134-136

Seattle, WA 98101-3034 - U.S.A. H-1113 Budapest, Hungary

Phone (206) 654-0204 - Fax (206) 652-2911 Phone (361) 888-3535 - Fax (361) 888-3636

FOR: HUNGARIAN TELEPHONE AND CABLE CORP.

COMPANY

CONTACT: Robert Bowker

Chief Financial Officer

Hungary: (011) 361-888-3535

U.S.: (206) 654-0204

FOR IMMEDIATE RELEASE

HUNGARIAN TELEPHONE AND CABLE CORP.

ANNOUNCES RECEIPT OF LETTER FROM AMEX NOTING DELAYED FORM 10-Q FILING

SEATTLE, Wash., May 18, 2007 - Hungarian Telephone and Cable Corp. (AMEX:HTC) announced today that following notification by Hungarian Telephone and Cable Corp. ("HTCC") to the American Stock Exchange ("AMEX") that HTCC has not yet filed its quarterly report on Form 10-Q for the quarterly period ended March 31, 2007 (the "Quarterly Report") with the SEC, HTCC received from the AMEX on May 16, 2007 a written notice of noncompliance with the continued listing requirement set forth in Sections 134 and 1101 of the AMEX's Company Guide due to the delayed filing of HTCC's Quarterly Report. In order to maintain its AMEX Listing, HTCC must submit a plan by June 18, 2007, advising the AMEX of action it has taken, or will take, that would bring HTCC into compliance with Sections 134 and 1101 by no later than November 16, 2007. HTCC plans to file its Quarterly Report with the SEC by May 25, 2007 following the filing of an amendment to its Annual Report on Form 10-K for the year ended December 31, 2006.

ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

Hungarian Telephone and Cable Corp. is the leading alternative fixed line telecommunications service provider in the Republic of Hungary with a presence in other countries in Central and Eastern Europe.

Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the company's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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